EXHIBIT 5.1

November 22, 2019	Suite 2800, 1100 Peachtree Street NE Atlanta, GA 30309-4528 t 404 815 6500 f 404 815 6555

BlueLinx Holdings Inc.

1950 Spectrum Circle, Suite 300

Marietta, GA 30067

               Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to BlueLinx Holdings Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), including a base prospectus (the “Base Prospectus”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration for issue and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of up to $50,000,000 offering price of (i) shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), (ii) shares of one or more series of the Company’s preferred stock, $0.01 par value per share (“Preferred Stock”), (iii) one or more series of the Company’s debt securities (collectively, “Debt Securities”), (iv) warrants (“Warrants”) and (v) units consisting of one or more of the foregoing securities (“Units”). The Common Stock, Preferred Stock, Debt Securities, Warrants and Units are referred to herein collectively as the “Securities.” The Base Prospectus provides that it will be supplemented in the future by one or more supplements to such Base Prospectus and/or other offering material in connection with the Company’s specific proposed offering of any of such Securities (each, a “Prospectus Supplement” and, together with the Base Prospectus, a “Prospectus”). The Debt Securities are to be issued under an indenture to be entered into between the Company and a trustee to be named at the time such indenture is executed (the “Base Indenture”), a form of which indenture is being filed as an exhibit to the Registration Statement.

In rendering the opinions stated herein, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of the following: (a) the Registration Statement, including the Base Prospectus, and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (b) the form of Base Indenture; (c) the Second Amended and Restated Certificate of Incorporation of the Company of the Company as amended and in effect as of the date hereof (the “Certificate of Incorporation”); (d) the Second Amended and Restated Bylaws of the Company in effect as of the date hereof; (e) a copy of certain resolutions of the Board of Directors of the Company (the “Board of Directors”) relating to the registration of the Securities; and (f) such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render these opinions. As to any facts material to the opinions expressed herein, we have relied upon statements and representations of officers and other representatives of the Company and others, without independent verification of their accuracy.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified, conformed, facsimile, electronic or photostatic copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.

BlueLinx Holdings Inc.

November 22, 2019

In rendering our opinions below, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and will comply with all applicable laws; (ii) all requisite third-party consents necessary to issue the Common Stock, Preferred Stock, Debt Securities, Warrants and/or Units have been obtained by the Company, (ii) a Prospectus Supplement, if required, will have been prepared and filed with the SEC describing the Securities offered thereby; (iii) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and any applicable Prospectus Supplement; (iv) the Base Indenture will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us; (v) a Statement of Eligibility of the Trustee on Form T-1 will have been filed with the SEC with respect to the trustee executing the Base Indenture and any supplemental indenture thereto; (vi) a definitive purchase, underwriting, placement, dealer or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (vii) any Securities issuable upon conversion, exchange or exercise of any Security being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and (viii) with respect to shares of Common Stock or Preferred Stock offered, there will be sufficient shares of Common Stock or Preferred Stock, as applicable, authorized under the Certificate of Incorporation and not otherwise reserved for issuance.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that

1.       With respect to shares of Common Stock, when an issuance of Common Stock has been duly authorized by all necessary corporate action of the Company, and such Common Stock has been duly executed, issued and delivered against payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

2.       With respect to shares of Preferred Stock, when a series of Preferred Stock has been duly established in accordance with the terms of the Certificate of Incorporation and authorized by all necessary corporate action of the Company, and such Preferred Stock has been duly executed (in the case of certificated shares), issued and delivered against payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of such series of Preferred Stock will be validly issued, fully paid and nonassessable.

3.       With respect to the Debt Securities, when the applicable board resolution, supplement or officer’s certificate pertaining to the applicable series of Debt Securities (together with the Base Indenture, the “Applicable Indenture”), has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular series of Debt Securities have been duly established in accordance with the terms of the Applicable Indenture and authorized by all necessary corporate action of the Company, and such Debt Securities have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the Applicable Indenture and in the manner contemplated by the applicable Prospectus and by such corporate action, such Debt Securities will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

BlueLinx Holdings Inc.

November 22, 2019

4.       With respect to any Warrants, when the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

5.       With respect to any Units, when the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms.

We are opining herein as to the General Corporation Law of the State of Delaware (and the applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the Delaware General Corporation Law) and the laws of the State of New York. We express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

Our opinions set forth above are subject to (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance and transfer, moratorium or other laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally and (ii) general principles of equity (whether applied in a proceeding at law or in equity) including, without limitation, standards of materiality, good faith fair dealing and reasonableness in the interpretation and enforcement of contracts and the discretion of the court before which any proceeding may be brought, and the application of such principles to limit the availability of equitable remedies such as specific performance.

We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; (ii) any waiver (whether or not stated as such) under the Indenture, the Debt Securities, the Warrants, the applicable warrant agreements, the Units or the applicable unit agreements (collectively, the “Documents”) of, or any consent thereunder relating to, unknown future rights or the rights of any party thereto existing, or duties owing to it, as a matter of law; (iii) any waiver (whether or not stated as such) contained in the Indenture or any other Document of rights of any party, or duties owing to it, that is broadly or vaguely stated or does not describe the right or duty purportedly waived with reasonable specificity; (iv) provisions relating to indemnification, exculpation or contribution, to the extent such provisions may be held unenforceable as contrary to public policy or federal or state securities laws or due to the negligence or willful misconduct of the indemnified party; (v) any provision under the Indenture or any other Document waiving the right to object to venue in any court; (vi) any waiver of the right to jury trial; (vii) any agreement to submit to the jurisdiction of any Federal court; or (viii) any provision to the effect that every right or remedy is cumulative and may be exercised in addition to any other right or remedy or that the election of some particular remedy does not preclude recourse to one or more others.

BlueLinx Holdings Inc.

November 22, 2019

This opinion letter speaks only as of its date and is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We consent to your filing this opinion as an exhibit to Registration Statement, and to the reference to our firm contained under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Kilpatrick Townsend & Stockton LLP